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                                                                    EXHIBIT 10.8

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (the "Amendment"), dated as of the 23rd day of January, 2001 by and between COMFORCE Corporation ("COMFORCE") a Delaware corporation, and COMFORCE Operating, Inc. ("COI"), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the "Employer"), and John C. Fanning, a resident of the State of Florida ("Employee").

                                   RECITALS:
                                   --------

     A. The parties entered into an Employment Agreement (the "Employment Agreement") dated as of January 1, 1999, as amended by the amendment dated as of March 28, 2000, pursuant to which Employer formalized the terms upon which Employee is employed by Employer.

     B. The parties desire to further amend the Employment Agreement as herein provided.

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended by changing the Initial Termination Date therein from December 31, 2001 to December 31, 2003.

     2. Section 4(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

          (a)    Base Salary.
                 -----------

             (i)    Base Salary for 2000.
                    ---------------------

             As Employee's base compensation for all services to be performed hereunder during the calendar year ending on December 31, 2000, Employer shall pay Employee an annual salary of One Hundred Thousand Dollars ($100,000), payable in accordance with the Employer's payroll practices for its officers.

             (ii)   Base Salary Commencing January 1, 2001.
                    ---------------------------------------

             Commencing January 1, 2001 and continuing during the balance Term of Employment, as Employee's base compensation for all services to be performed hereunder, Employer shall pay Employee an annual salary ("Base Salary") of Three Hundred Eighty Five Thousand Dollars ($385,000), payable in accordance with the Employer's payroll practices for its officers. The Base Salary will increase annually during the Term of Employment on each January 1, beginning January 1, 2002, by the greater of (i) seven percent (7%) or (ii) a percentage equivalent to the percentage increase of (a) the Price Index (as defined below) for the most recently available month at the time of each such increase over (b) the Price Index reported for the same month one year prior (such percentage increase calculated pursuant to this Section 4(a) is referred to herein as the "CPI Increase"). The Base Salary shall also be increased from time to time at the discretion of the Board of Directors or any committee thereof having authority over Employee's compensation to account for material changes of circumstances of the Employer or of the responsibilities of Employee, and may be increased by the Board or such committee from time to time in its discretion for any other reason whatsoever.

          For purposes of this Agreement, "Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index U.S. City Averages, all Urban Consumers, All Items, 1982-84 = 100. If the manner in which the Price Index as determined by the Department of Labor shall be substantially revised, or if the 1982-84 average shall no longer be used as an index of 100, an adjustment shall be made in such revised index so that the number used shall be that which
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  would have been obtained if the Price Index had not been so revised or if said average was still in use. If the Price Index shall become unavailable for any reason whatsoever, the parties will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by an other governmental agency or, if no such index shall then be available, a comparable index published by a major bank or other financial institution.

  3. Section 4(d) of the Employment Agreement is amended in its entirety to read as follows:

      (d)   Benefit and Deferred Compensation Plans
            ---------------------------------------

         (i)    Medical, Dental and Pension Benefits.
                ------------------------------------

         Employee shall receive such incidental benefits of employment, such as medical and dental insurance, and pension plan participation as are provided generally to the Employer's other executive officers. Without limiting the foregoing, effective as of January 1, 2000, the Company shall reimburse Employee for the amounts he is required to pay for health insurance in accordance with the terms of the Company's cafeteria plan under Section 125 of the Internal Revenue Code of 1986, as amended.

         (ii)   Continuation of Salary During Disability.
                ----------------------------------------

         If Employee becomes disabled during the Term of Employment because of sickness, physical or mental disability, or for any other reason so that he is unable to perform his duties hereunder. Employer agrees to continue Employee's salary during such disability throughout the Term of Employment. These benefits may be provided in whole or in part by a policy of disability insurance.

         (iii)   Deferred Compensation Plan.
                 ---------------------------

         Notwithstanding anything to the contrary herein contained, this Agreement shall not be deemed to have terminated the deferred compensation plan of the Company that became effective in 1992, and the Company shall make all contributions to such plan in respect of the Employee as required thereby.

         4. Section 4(e) of the Employment Agreement is amended in its entirety to read as follows:

      (e)     Incentive Compensation.
              ----------------------

         (i)     Incentive Compensation for 2000.
                 --------------------------------

         In addition to Employee's compensation as provided herein, Employer shall pay to Employee incentive compensation for the calendar year ending on December 31, 2000 in an amount equal to 10% of the Employer's consolidated pre-tax operating income in excess of $2,000,000, but not in excess of $4,000,000, plus 5% of such income in excess of $4,000,000, but not in excess of $10,000,000, plus 3.5% of such income in excess of $10,000,000.

         (ii)    Incentive Compensation Commencing January 1, 2001.
                 --------------------------------------------------

         In addition to Employee's compensation as provided herein, Employer shall pay to Employee incentive compensation for the calendar year ending on December 31, 2001 and each year during the balance of the Term of Employment in an amount equal to 5% of the Employer's pre-tax operating income in excess of $2,500,000, but not in excess of $3,000,000 plus 3.5% of such income in excess of $3,000,000. For this purpose, "pre-tax operating income" shall mean the consolidated earnings of the Employer and its subsidiaries before (i) deduction of, or allowance or provision for, taxes based on income, (ii) deduction of, or allowance or provision for, the incentive compensation

                                                                               2
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     payable pursuant to this Agreement or incentive compensation based upon consolidated income or profits of the Employer payable pursuant to any other employment agreement or arrangement between the Employer and any employee thereof, or as from time to time hereafter amended, or any successor agreement thereto, and (iii) any extraordinary gain or loss.

          (iii)  Computation and Payment of Incentive Compensation.
                 --------------------------------------------------

          The amount of any incentive compensation to which Employee becomes entitled to receive under this Agreement shall be payable as follows: Within 45 days after the end of each of the first three quarters in each calendar year (which is the Company's fiscal year), the Company shall make an estimated payment of incentive compensation to Employee on the basis of the Company's unaudited pre-tax operating income in respect of the period from the beginning of the year to the close of such quarter. Estimated payments shall be made in amounts such that at the end of each of the first three quarters of the year, Employee shall have received an amount equal to 50% of the incentive compensation to which he would be entitled based upon the Company's pre-tax operating income in respect of the period then ended, after taking into consideration of all prior estimated payments made for such year.

          On or before April 30 of each year during the term of this Agreement, the actual amount of incentive compensation, if any, to which Employee shall be entitled to receive for the most recently completed calendar year shall be computed, and the amount by which such incentive compensation exceeds the aggregate estimated payments made for such year shall be paid to Employee. In the event, however, that the aggregate amount of estimated incentive compensation previously paid exceeds the actual incentive compensation to which Employee is entitled, Employee shall promptly repay to the Company the amount of such excess upon receipt of written notice from the Company advising Employee of same.

          Notwithstanding anything to the contrary herein contained, if Employee's employment hereunder terminates other than on December 31, Employee shall be entitled to receive incentive compensation for the partial year of his employment, determined as follows: By multiplying the amount of incentive compensation that would have been payable had Employee been employed by the Company for the entire calendar year by a fraction, the numerator of which shall be the number of days Employee was employed during such calendar year and the denominator of which shall be 365. Such partial year incentive compensation shall be payable on or before April 30 of the year following the year in which Employee's employment has terminated.

     5. All other provisions of the Employment Agreement shall remain in full force and effect.

                                                                               3
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.

                         COMFORCE CORPORATION


                         By:_________________________________
                            Its:

                         COMFORCE OPERATING, INC.


                         By:_________________________________
                            Its:

                         EMPLOYEE


                          ___________________________________
                          John C. Fanning